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                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ]  Preliminary Proxy Statement

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to Rule 14a-12

[ ] Confidential for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                            People's Bancshares, Inc.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number of the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:


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                                                       FOR IMMEDIATE RELEASE
                                                   -----------------------------
                                                   May 1, 2000
                                                   Contact:  MaryAnn Wilson
                                                             People's Bancshares
                                                             1-888-222-9839

                   PEOPLE'S BANCSHARES, INC. ISSUES STATEMENT
                       ON REJECTION BY DISSIDENT GROUP OF
                PEOPLE'S WRITTEN OFFER TO NOMINATE ONE OF GROUP'S
                        CANDIDATES FOR ELECTION TO BOARD


     New Bedford, MA May 1, 2000: People's Bancshares, Inc., today issued the following statement by its president and chief executive officer, Richard S.
Straczynski:

     "In an effort to avoid a costly proxy fight, People's Bancshares recently offered in writing one board seat to the Kingston Group. We regret that the Kingston Group has rejected our offer. If our offer had been accepted, the Kingston Group would have had board representation proportionate to its 9.2% share holdings of People's and the parties would have also entered into a customary standstill agreement. In a further attempt to avoid a costly proxy fight, following the rejection of our written offer People's Bancshares pursued additional alternatives with the Kingston Group in an effort to reach a compromise. Unfortunately, the Kingston Group continued to reject any such compromise. We believe that this group's persistent refusals offer clear evidence that it is not concerned with enhancing value for all stockholders, but is only focused on its own short-term self interest."

     "By its action, the Kingston Group has thus precipitated a time-consuming and expensive proxy contest which will benefit neither People's nor our stockholders. However, we are fully prepared to vigorously oppose Kingston's proxy fight for control of our company."

       "We are as committed to maximizing stockholder value as the Kingston Group professes to be, and believe we have done an excellent job of creating a high quality local banking institution that consistently delivers solid


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value to our stockholders and the communities we serve. It is our intention to continue to implement business strategies that are in the best interests of all of our stockholders."

     People's Bancshares, Inc. is a unitary bank holding company whose principal business consists of People's Savings Bank of Brockton, an FDIC insured savings bank headquartered in Easton, MA. People's Mortgage Company, the primary subsidiary of the bank, conducts business in six states.

                                     # # #

     AS REQUIRED BY THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION, THE STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF PEOPLE'S BANCSHARES, INC. IN CONNECTION WITH THE ELECTION OF DIRECTORS AT THE 2000 ANNUAL MEETING WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. AFTER IT IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), STOCKHOLDERS MAY OBTAIN A FREE COPY OF THE PROXY STATEMENT ON THE SEC'S WEBSITE (WWW.SEC.GOV). A PROXY STATEMENT WITH RESPECT TO THE PROPOSED SOLICITATION WILL ALSO BE MADE AVAILABLE FOR FREE TO STOCKHOLDERS OF PEOPLE'S BANCSHARES, INC. BY DIRECTING SUCH REQUEST TO MARY ANN WILSON AT 1-888-222-9839.

     THE IDENTITY OF THE PEOPLE WHO, UNDER THE SEC RULES, MAY BE CONSIDERED "PARTICIPANTS IN THE SOLICITATION" OF STOCKHOLDERS OF PEOPLES'S BANCSHARES, INC. IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE ELECTION OF DIRECTORS AT THE 2000 ANNUAL MEETING OF PEOPLES'S BANCSHARES, INC., AND A DESCRIPTION OF THEIR OWNERSHIP INTERESTS IN PEOPLES'S BANCSHARES, INC. IS AVAILABLE ON THE SEC'S WEBSITE (WWW.SEC.GOV) IN PEOPLE'S PRELIMINARY PROXY STATEMENT FILED WITH THE SEC ON APRIL 20, 2000.